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                                                                      EXHIBIT 21


                            AZTEC MANUFACTURING CO.



Aztec Industries, Inc.        Arbor-Crowley, Inc.      Atkinson Industries, Inc.



  Aztec Industries                                              Arizona
  Moss Point, Inc.                                         Galvanizing, Inc.



                                                        Hobson Galvanizing, Inc.

     Automatic          Aztec Group     Aztec Holdings, Inc.
  Processing, Inc.        Company



The Calvert Co., Inc.      1%                  99%


                              Aztec Manufacturing
     Gulf Coast                Partnership, Ltd.
  Galvanizing, Inc.


                              Aztec Manufacturing
      Arkansas              Waskom Partnership, Ltd.
  Galvanizing, Inc.


                           Rig-A-Lite Partnership, Ltd.



                            International Galvanizers
                                Partnership, Ltd.



                             Drilling Rig Electrical
                             Systems Partnership, Ltd.




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